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FOR IMMEDIATE RELEASE, APRIL 5, 2001

Contact:                   Donna Lee
                           212 419 1648
                           Adam Feild
                           212 419 1623

                  EDISON TO HOST GENERAL CORPORATE UPDATE CALL

New York, New York, April 5, 2001 -- Edison Schools Inc. (NASDAQ: EDSN) today announced that it will host a conference call with analysts and investors to provide a general corporate update. The call will occur tomorrow, Friday, April 6, from to 10:00 to 10:45 AM. Interested parties may listen to the call, which will be broadcast live over the Internet, through the Company's website at www.edisonschools.com.

To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software.

Edison Schools currently manages 113 public schools with a total enrollment of approximately 57,000 students. Through contracts with local school districts and public charter school boards, Edison assumes educational and operational responsibility for individual schools in return for per-pupil funding that is generally comparable to that spent on other public schools in the area. Over the course of three years of intensive research, Edison's team of leading educators and scholars developed an innovative, research-based curriculum and school design. Edison opened its first four schools in August 1995, and has grown rapidly in every subsequent year.